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                                                                    EXHIBIT 23.3


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Sttement of our report dated February 22, 1994, (except with respect to the matters discussed in Note 13 as to which the dates are March 14, 1994, and April 11, 1994) included in Oakwood Homes Corporation's Form 10-K for th eyar ended September 30, 1995 and to all references to our Firm included in this Registration Statement.


                                                             ARTHUR ANDERSEN LLP

Orange County, California
February 13, 1996